    As filed with the Securities and Exchange Commission on August 6, 1999
------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC  20549
                                  ________________

                           POST-EFFECTIVE AMENDMENT NO. 3
                                    TO FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                                  ________________

                                    BARRA, INC.
               (Exact Name of Registrant as Specified in Its Charter)


                 Delaware                               94-2993326
     (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
      Incorporation or Organization)

            2100 Milvia Street
               Berkeley, CA                             94704-1113
 (Address of Principal Executive Offices)               (Zip Code)


                              BARRA STOCK OPTION PLAN


                              (Full Title of the Plan)

                                  James D. Kirsner
                              Chief Financial Officer
                                    BARRA, Inc.
                    2100 Milvia Street, Berkeley, CA 94704-1113
                                   (510)548-5442

              (Name, address, including zip code and telephone number,
                     including area code, of agent for service)

                            Copy to: Maria Hekker, Esq.
                                  General Counsel
                                    BARRA, Inc.
                    2100 Milvia Street, Berkeley, CA 94704-1113


                          CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM             PROPOSED MAXIMUM
    TITLE OF SECURITIES         AMOUNT TO BE             OFFERING PRICE                  AGGREGATE                  AMOUNT OF
     TO BE REGISTERED            REGISTERED                 PER SHARE                 OFFERING PRICE            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
        See below*                  N/A*                       N/A*                         N/A*                       N/A*
---------------------------------------------------------------------------------------------------------------------------------

  * No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statements on Form S-8 File No. 33-65558, 33-82810 and 333-35379. Therefore, no further registration fee is required.
------------------------------------------------------------------------------

                               EXPLANATORY NOTE

     This Post-Effective Amendment No. 3 (this "Amendment"), to those certain Registration Statements on Form S-8 (File Nos. 33-65558 filed on July 2, 1993, 33-82810 filed on August 15, 1994, 333-35379 filed on September 11,
1997, 333-35379 filed on August 14, 1998, 333-35379 filed on January 29, 1999 collectively the "Registration Statements") is being filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") by BARRA, Inc., a Delaware corporation (the "Registrant").

     The BARRA Stock Option Plan (the "Plan") is being amended pursuant to Amendment No. 3 to the Plan (attached to this Registration Statement as
Exhibit 4.4) to (1) eliminate the optionee's ability to pay for the exercise price of options under Section 9(c) of the Plan by directing the Registrant to withhold from the shares that would otherwise be issued upon the exercise of the option, that number of shares having a fair market value equal to the exercise price; (2) restrict the optionee's ability to pay for the exercise price of options under Section 9(c) of the Plan and for tax withholding obligations under Section 9(g) of the Plan, by delivery of shares of the Registrant previously owned by the optionee, so that such shares delivered must have been held for at least six months prior to the date of exercise of the option; (3) allow optionees to pay for the exercise price through a commitment for a "same-day sale" from the optionee and a dealer of the National Association of Securities Dealers, under Section 9(c) of the Plan; and (4) restrict the number of shares to be withheld by the Registrant or to be delivered by the optionee to satisfy tax withholding obligations under
Section 9(g) of the Plan so that only a minimum number of shares can be so withheld or delivered to satisfy tax withholding obligations based on the minimum statutory withholding rates.


                                  PART I
             INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The document(s) which updates the information specified in Item 1 will be sent or given to participants in the Plan as specified in Rule 428(b)(1) and is not required to be filed as part of the Amendment.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The document(s) which updates the information specified in Item 2 will be sent or given to participants in the Plan as specified in Rule 428(b)(1) and is not required to be filed as part of the Amendment.

                                 PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Amendment the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's annual report filed on Form 10-K for the fiscal year ended March 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 ("Exchange Act") on June 29, 1999 (File
          No. 000-19690).

     (b) The Registrant's current report on Form 8-K filed pursuant to the Exchange Act on April 23, 1999 (File No. 000-19690).

     (c) The Registrant's current report on Form 8-K filed pursuant to the Exchange Act on August 3, 1999 (File No. 000- 19690).

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (Commission File No. 000-19690), dated November 6, 1991, filed pursuant to Section 12(g) of the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Amendment and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director does not eliminate or limit the liability of a director: (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Certificate of Incorporation authorizes the Registrant to provide indemnification of agents (as defined in Section 145 of the General Corporation Law of the State of Delaware) for breach of duty to the Registrant and its stockholders through bylaw provisions or through agreements with agents or both, in excess of the indemnification otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject to the limits on such excess indemnification created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Registrant, its stockholders and others.

     The Registrant's Bylaws provide that the Registrant shall indemnify each of its agents (as defined in Section 145 of the General Corporation Law of the State of Delaware) against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person's having been made or having been threatened to be made a party to a proceeding to the fullest extent permissible by the provisions of
Section 145 of the General Corporation Law of the State of Delaware. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to purchase and maintain insurance on behalf of any agent of the Registrant against any liability asserted against, or incurred by, the agent in such capacity or arising out of the agent's status as such whether or not the Registrant would have the power to indemnify the agent against that liability under the provisions of Section 145 of the General Corporation Law of the State of Delaware. The Registrant currently has secured such insurance on behalf of its directors and officers.

     The Registrant has entered into agreements to indemnify certain of its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees), witness fees, judgments, fines and settlement amounts incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding, arising out of such person's services as a director or officer of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following additional exhibits are filed herewith.



 REGULATION S-K                                 REFERENCE TO PRIOR FILING OR
 EXHIBIT NO.      DESCRIPTION                   EXHIBIT NO. ATTACHED HERETO
 --------------   -----------                   ----------------------------
       4.1        BARRA Stock Option Plan and   Incorporated by reference to
                  Amendment No.1 thereto        Exhibit 4.3 to the Registrant's
                                                registration statement on Form
                                                S-8 filed with the Commission
                                                on September 11, 1997.  (File
                                                No. 333-35379)

       4.2        Post Effective Amendment      Incorporated by reference to
                  No.1 to Form S-8              Registrant's registration
                                                statement on Form S-8 filed
                                                with the Commission on August
                                                14, 1998 (File No. 333-35379).

       4.3        Post Effective Amendment      Incorporated by reference to
                  No.2 to Form S-8              Registrant's registration
                                                statement on Form S-8 filed
                                                with the Commission on January
                                                29, 1999 (File No. 333-35379).

       4.4        Amendment No. 3 to the BARRA  Attached hereto as Exhibit 4.4
                  Stock Option Plan

       24.0       Power of Attorney             Reference is made to p. 7.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement

                    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on August 5, 1999.

                                   BARRA, INC.


                                   By /s/ Kamal Duggirala
                                      --------------------------------------
                                      Kamal Duggirala
                                      Chief Executive Officer

                             POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kamal Duggirala and James D. Kirsner, or each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof. This power of attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 3 to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.


 SIGNATURE                       TITLE                         DATE
 ---------                       -----                         ----

 /s/ Kamal Duggirala             Chief Executive Officer       August 5, 1999
 -----------------------------   (Principal Executive
 Kamal Duggirala                 Officer)


 /s/ Andrew Rudd                 Chairman of the Board and     August 5, 1999
 -----------------------------   Director
 Andrew Rudd


 /s/ James D. Kirsner            Chief Financial Officer       August 5, 1999
 -----------------------------   (Principal Financial and
 James D. Kirsner                Accounting Officer)


 /s/ Ronald J. Lanstein          Director                      August 5, 1999
 -----------------------------
 Ronald J. Lanstein

 /s/ A. George Battle            Director                      August 5, 1999
 -----------------------------
 A. George Battle

 /s/ John F. Casey               Director                      August 5, 1999
 -----------------------------
 John F. Casey


                                     7



 /s/ M. Blair Hull               Director                      August 5, 1999
 -----------------------------
 M. Blair Hull


 /s/ Norman J. Laboe             Director                      August 5, 1999
 -----------------------------
 Norman J. Laboe

                              EXHIBIT INDEX



   EXHIBIT                                                         SEQUENTIAL
   NUMBER                    EXHIBIT DESCRIPTION                  PAGE NUMBER
   ------                    -------------------                  -----------

     4.1      BARRA Stock Option Plan and Amendment No.1               N/A
              thereto(1)

     4.2      Post Effective Amendment No.1 to Form S-8(2)             N/A

     4.3      Post Effective Amendment No.2 to Form S-8(3)             N/A

     4.4      Amendment No. 3 to BARRA Stock Option Plan                10

     24.0     Power of Attorney  (Reference is made to page 7)          7

     (1) Incorporated by reference to Exhibit No. 4.3 to the Registrant's registration statement Form S-8 filed with the Commission on September 11, 1997 (File No. 333-35379).

     (2) Incorporated by reference to Registrant's registration statement on Form S-8 filed with the Commission on August 14, 1998 (File
          No. 333-35379).

     (3) Incorporated by reference to Registrant's registration statement on Form S-8 filed with the Commission on January 29, 1999 (File
          No. 333-35379).










                                     9